Exhibit 5(c)



                                   INVESTMENT
                               ADVISORY AGREEMENT
                                     between
                  THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                                       and
                            WILMINGTON TRUST COMPANY


      AGREEMENT made this ____ day of June, 1998, by and between The Rodney Square Strategic Fixed-Income Fund, a Massachusetts business trust (hereinafter called the "Fund"), and Wilmington Trust Company, a corporation organized under the laws of the State of Delaware (hereinafter called the "Adviser").

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest ("Series") each corresponding to a distinct portfolio; and

      WHEREAS, the Fund desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of one or more Series of the Fund, and to have that investment adviser provide or perform for the Series various research, statistical and investment services; and

      WHEREAS, the Adviser is willing to furnish such services to the Fund with respect to each of the Series listed on Schedule A to this Agreement (the "Portfolio" or "Portfolios") on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1. EMPLOYMENT OF THE ADVISER. The Fund hereby employs the Adviser to invest and reinvest the assets of the Portfolio in the manner set forth in
Section 2 of this Agreement subject to the direction of the Trustees and the officers of the Fund, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY, THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

            A.    INVESTMENT ADVISORY SERVICES.

                  (i) The Adviser shall direct the investments of each Portfolio, subject to and in accordance with the Portfolio's investment objective, policies and limitations as provided in its Prospectus and Statement of Additional Information ("the Prospectus") and other governing instruments, as amended from time to time, and any other directions and policies which the Trustees may issue to the Adviser from time to time.

                  (ii) The Adviser is authorized, in its discretion and without prior consultation with the Fund, to purchase and sell securities and other investments of each Portfolio.

            B.    CORPORATE MANAGEMENT SERVICES.

                  (i) The Adviser shall furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund.

                  (ii) The Adviser shall pay the salaries of all personnel of the Fund or the Adviser performing services relating to research, statistical and investment activities.

            C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as the Fund or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

            D. CODE OF ETHICS. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and
Section 204A of the Investment Advisers Act of 1940 and will provide the Fund and its administrator with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Trustees that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund or its administrator, the Adviser shall permit the Fund or its administrator to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l).

            E. DISQUALIFICATION. The Adviser shall immediately notify the Trustees of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

            F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Trustees and officers of the Fund for consultation and discussion regarding the management of each Portfolio and its investment activities.

      3.    EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE.
            ------------------------------------------------

            A. The Adviser, subject to the control and direction of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Portfolio, and for the selection of the markets on or in which the transactions will be executed.

            B. In acting pursuant to Section 3A, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to portfolio transactions set forth in the Fund's registration statement.

            C. It is understood that neither the Fund nor the Adviser will adopt a formula for allocation of a Portfolio's brokerage.

            D. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Portfolio and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

            E. It is understood that the Adviser may, in its discretion, use brokers who provide a Portfolio with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Portfolio and its other clients and that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term.

            F. The Adviser shall provide such reports as the Trustees may reasonably request with respect to each Portfolio's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

      4. DELEGATION OF ADVISER'S OBLIGATIONS AND SERVICES. With respect to any or all Portfolios, the Adviser may enter into one or more contracts ("Sub-Advisory Contract") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

      5. EXPENSES OF THE FUND. It is understood that the Fund will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Fund shall include, without limitation:

            A.    fees payable for administrative services;

            B.    fees payable for accounting services;

            C. the cost of obtaining quotations for calculating the value of the assets of each Portfolio;

            D.    interest and taxes;

            E. brokerage commissions, dealer spreads and other costs in connection with the purchase or sale of securities;

            F. compensation and expenses of its Trustees other than those who are "interested persons" of the Fund within the meaning of the 1940 Act;

            G.    legal and audit expenses;

            H.    fees   and   expenses   related   to  the   registration   and
                  qualification of the Fund and its shares for distribution under state and federal securities laws;

            I. expenses of typesetting. printing and mailing reports, notices and proxy material to shareholders of the Fund:

            J. all other expenses incidental to holding meetings of the Fund's shareholders, including proxy solicitations therefor:

            K.    premiums for fidelity bond and other insurance coverage;

            L.    the Fund's association membership dues;

            M.    expenses of typesetting for printing Prospectuses;

            N.    expenses  of  printing  and  distributing   Prospectuses  to
                  existing shareholders;

            O. out-of-pocket expenses incurred in connection with the provision of custodial and transfer agency services;

            P. service fees payable by each Portfolio to the Distributor for providing personal services to the shareholders of each Portfolio and for maintaining shareholder accounts for those shareholders;

            Q.    distribution fees; and

            R. such non-recurring expenses as may arise, including costs arising from threatened actions, actions, suits and proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.

      6. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished hereunder, the Adviser shall receive an advisory fee equivalent to the annual rate listed along with each Portfolio's name in Schedule B attached hereto. This advisory fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values placed on the net assets of the Fund as determined at the close of business on each day throughout the month, with each Portfolio to contribute pro-rata to the payment to the Adviser on the basis of its net assets. The assets of each Portfolio will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if the Fund lawfully determines the value of the net assets of any

Portfolio as of some other time on each business day, as of such time with respect to that Portfolio. If the Fund determines the value of the net assets of any Portfolio more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of the Fund's Declaration of Trust, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of any Portfolio of the Fund is suspended for any particular business day, then the value of the net assets of that Portfolio on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of any Portfolio has been suspended for more than one month, the Adviser's compensation payable at the end of that month shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such month).

      7.    ACTIVITIES AND AFFILIATES OF THE ADVISER.
            -----------------------------------------

            A. The services of the Adviser to the Fund are not to be deemed exclusive, the Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Fund hereunder.

            B. The Fund acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advise to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3, the Fund agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Portfolios of the Fund, provided that the Adviser acts in good faith. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which one or more Portfolios may have an interest. The Adviser shall have no obligation to recommend for any Portfolio a position in any investment which an Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

            C. Subject to and in accordance with the Declaration of Trust and By-Laws of the Fund as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Fund and shareholders of the Fund are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated persons"; that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Fund as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

      8.    LIABILITIES OF THE ADVISER.
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            A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or its Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund.

            B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

      9. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date first written above and shall remain in force for a period of two years from such date, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Fund, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

      10. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Fund in writing in advance of any proposed change of "control" to enable the Fund to take the steps necessary to enter into a new advisory agreement.

      11. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Fund, which amendment is subject to the approval of the Trustees of the Fund and, where required by the 1940 Act, the shareholders of any affected Portfolio in the manner required by the 1940 Act and the rules thereunder.

      12.   TERMINATION.  This Agreement:
            -----------

            A. may at any time be terminated without payment of any penalty by the Fund with respect to any Portfolio (by vote of the Board of Trustees of the Fund or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;

            B.    shall   immediately   terminate   in   the   event   of  its
                  "assignment"; and

            C. may be terminated with respect to any Portfolio by the Adviser on sixty (60) days' written notice to the Fund.

      13. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," 'control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

      14. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      16. SHAREHOLDER LIABILITY. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Fund and agrees that obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and if the liability relates to one or more Portfolios, the obligations hereunder shall be limited to the respective assets of such Portfolio or Portfolios. The Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolios of the Fund, nor from the Trustees or any individual Trustee of the Fund.

      17. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

      IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.


                              THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND


      (SEAL)                  By:
                                   ------------------------------------------
                              Name:
                              Title:


                              WILMINGTON TRUST COMPANY



      (SEAL)                  By:
                                   ------------------------------------------
                              Name:
                              Title:

                                  SCHEDULE A

                THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND


                              PORTFOLIO LISTING

                      Short/Intermediate Bond Portfolio
                         Intermediate Bond Portfolio
                           Municipal Bond Portfolio

                                  SCHEDULE B

                THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND


                                 FEE SCHEDULE


                                          % of average
      PORTFOLIO                           DAILY NET ASSETS

Short/Intermediate Bond Portfolio               0.35%
Intermediate Bond Portfolio                     0.35%
Municipal Bond Portfolio                        0.35%